EXHIBIT 4.3

                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------

                        FIRST COMMUNITY BANCSHARES, INC.
                    7% CONVERTIBLE NOTE DUE DECEMBER 31, 2008


No. _____                                                       $________



         FIRST COMMUNITY BANCSHARES, INC., an Indiana corporation (the "Company"), for value received, hereby promises to pay to _________________________or registered assigns, on or before December 31, 2008 as provided herein the principal amount of $____________in lawful money of the United States, plus simple interest thereon at the rate of 7% per annum.

         Interest on the principal amount of this Note shall be paid in quarterly installments on the last day of March, June, September and December of each year, beginning December 31, 1998, and until this Note has been paid in full. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The principal amount of this Note shall be paid on December 31, 2008 or such earlier date as to which maturity may have been accelerated as provided herein.

         Interest and/or principal payments shall be made to the person in whose name this Note (which term includes any Note or Notes evidencing the same debt) is registered at the close of business on the Regular Record Date (as hereinafter defined) for such payments. As used herein, the term "Regular Record Date" shall mean five days (whether or not a business day) prior to the last day of the calendar month in which a payment is due. Both principal and interest on this Note are payable by check mailed to the registered holder at such holder's address set forth on the Note register maintained by First Community Bank & Trust Company acting as registrar and transfer agent for the Notes ("Registrar").

         This Note is one of a series of 7% Convertible Notes due December 31, 2008 issued by the Company having the same terms and in an aggregate principal amount of not to exceed $1 million (the "Notes"). All Notes shall rank pari passu. The Notes are issuable in denominations of $10,000 and even multiples thereof.

         1.  CONVERSION AT THE ELECTION OF THE HOLDER.

         (a) General. At the option of the holder or holders hereof, this Note may be converted in increments of $10,000 at any time and from time to time while this Note is outstanding into fully paid and nonassessable shares of common stock of the Company ("Common Stock"). The conversion price shall be $12.10 per share ("Conversion Price"), subject to adjustment as provided herein. Such conversion shall be made upon surrender of this Note to the Registrar at its principal office accompanied by (i) a written notice of election to convert (in substantially the form of the sample notice provided as Exhibit A to this Note) and (ii) duly executed instruments of transfer in form satisfactory to the Company.

         The Company will pay all accrued interest to the Conversion Date, as defined below, on the amount hereof being converted on the Conversion Date. Other than as specifically provided in the preceding sentence, no adjustment is to be made on conversion for interest accrued hereon or for dividends on Common Stock issued on conversion.

         (b) Issuance of Certificates. Conversion shall be deemed to have been effected on the date when the conversion notice shall have been delivered, accompanied by documents satisfactory to the Registrar as provided in Section 1(a) above, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Company are closed on the date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of this Note, the Company shall issue and deliver to or upon the written order of the holder hereof, at the expense of the Company, a new Note covering the principal amount of this Note not converted, which new Note shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Note had not been surrendered for conversion and which new Note shall contain terms identical to this Note and provide for conversion at the then prevailing Conversion Price, subject to adjustment as provided herein.

         (c) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of such fractional interest.

         (d) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                 (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                (iii) In case the Company shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons or evidences of indebtedness issued by the Company or other persons, then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive provided it is made in good faith) of the stock, securities or evidences of indebtedness so distributed in respect of one share of Common Stock, as the case may be, and of which the denominator shall be the Current Market Price of one share of Common Stock. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.

                 (iv) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation, share exchange or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, this Note shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled in such transaction if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted this Note into Common Stock. The provisions of this clause (iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The Company shall not effect any such merger, consolidation, or similar reorganization in which the Company does not survive or in which its Common Stock changes, unless prior to or simultaneously with the consummation thereof the successor corporation shall assume by written instrument executed and mailed or delivered to the registered holder of this Note, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

                  (v) All calculations under this Section 1 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                 (vi) For the purpose of any computation pursuant to this
Section 1, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and the lowest reported ask prices as furnished by The National Quotation Bureau, Incorporated (or equivalent recognized source of quotations), all as adjusted; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vi) are available for the period required hereunder, Current Market Price shall be determined by the Board of Directors in good faith and shall be no less than the aggregate net asset value of the Company as shown on its most recent available balance sheet prepared in accordance with generally accepted accounting principles divided by the outstanding number of shares of Common Stock, determined on the assumption that all outstanding Notes have been fully converted. For this purpose, net asset values shall be calculated without taking into account the liability represented by the Notes.

                (vii) In any case in which the provisions hereof require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (x) issuing to the holder of this Note or portion thereof converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment, and (y) paying to such holder any amount in cash in lieu of a fractional share of Common Stock; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (e) Notice of Adjustments. Whenever the Conversion Price shall be adjusted as provided herein, the Company shall cause a statement detailing the facts requiring an adjustment and the Conversion Price resulting from such adjustment to be sent by mail, first class postage prepaid, to the holder of this Note at the address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the following paragraph.

         In the event the Company shall propose to take any action of the types requiring an adjustment of the Conversion Price, the Company shall give notice to the holder of this Note in the manner set forth in the preceding paragraph, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (f) Notices. Whenever the Company proposes to declare a dividend or distribution with respect to its Common Stock it will so notify the holder of this Note at least 20 days prior to the record date for such dividend or distribution. The Company shall also give the holders of this Note written notice 20 days prior to the record date of any proposed merger, sale of assets, or share exchange.

         (g) Taxes. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name or other than that of the holder of this Note.

         (h) Reservation of Shares. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, sufficient shares to provide for the conversion of the entire amount of this Note. In accordance with applicable laws and regulations, the Company shall from time to time, increase its number of authorized shares of Common Stock so as to maintain a number of such shares sufficient to permit the conversion of the entire amount of this Note.

         (i) Government Approvals. If any shares of capital stock to be reserved for the purpose of conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any capital stock into which this Note is then convertible is listed on any national securities exchange or national quotation system, the Company will use its best efforts to list and keep listed on such exchange or system, upon official notice of issuance, all shares of such capital stock issuable upon conversion.

         (j) Status of Common Stock. All shares of Common Stock which may be issued upon conversion of this Note, will upon issuance by the Company in accordance with the terms of this Note be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (k) Other Shares. In the event that at any time as a result of an adjustment of the Conversion Price, the holder of this Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company or another corporation other than shares of Common Stock, the provisions hereof with respect to the Common Stock shall apply on like terms to any such other shares.

         (l) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company under this
Section 1, but will at all times in good faith assist in the carrying out of all the provisions of this Section 1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder of this Note against impairment.

         2.  REDEMPTION.

         At any time after December 31, 2003, upon thirty (30) days' prior written notice to the holder hereof, the Company may prepay this Note in whole or in part without penalty; provided, however, that the holder may elect to convert this Note in whole or in part prior to such prepayment in accordance with the terms of Section 1 hereof and no such prepayment shall be made to the extent of the amount of this Note so converted. The Company may select by lot, or other reasonable method, those Notes which it chooses to prepay.

         In addition, the Company may prepay this Note in whole without penalty at the consummation of any sale of substantially all the assets of the Company, a merger of the

Company with or into another entity in which the shareholders of the Company immediately prior to the closing of the transaction do not own at least 51% of the voting securities of the surviving entity following the merger, or the consummation of a share exchange in which shareholders of the Company exchange Common Stock representing at least 51% of the outstanding Common Stock for the shares of another corporation pursuant to a share exchange agreement.

         3.  REGISTRATION, EXCHANGE AND TRANSFER.

         The Note is issuable as a registered Note without coupons in denominations of $10,000. The Company has appointed First Community Bank & Trust Co. as Registrar. The Registrar will keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, it will register the Note. No transfer of this Note shall be valid as against the Company unless made upon such register. Upon surrender for transfer of this Note, the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for a like principal amount of authorized denominations.

         This Note may be exchanged for a like aggregate principal amount of other authorized denominations. To be exchanged, this Note shall be surrendered for that purpose at the principal office of the Registrar, and the Company shall execute and deliver in exchange therefor the Note or Notes which the holder making the exchange shall be entitled to receive, bearing serial numbers not contemporaneously outstanding.

         This Note, if presented for transfer, exchange, redemption or payment, shall (if so required by the Registrar or the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Registrar and Company duly executed by, the registered holder or by his duly authorized attorney.

         Any exchange or transfer shall be without charge, except that the Registrar may require payment of the sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto.

         The Company may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Registrar or the Company), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, for the conversion hereof and for all other purposes.

         4.  EVENTS OF DEFAULT.

         In case one or more of the following shall have occurred and be continuing it shall be an Event of Default:

                         (i) the non-payment of any installment of interest
upon this Note within 30 days after such an installment becomes due and payable; or

                        (ii) the non-payment of the principal of this Note within 5 days after such payment becomes due and payable; or

                       (iii) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Note and continuance of such default for a period of 30 days from the date of written notice of such default from the holder of the Note.

         Upon occurrence of an Event of Default, which is not cured within the period of time permitted, if any, the holder of this Note shall have available to it the following rights:

                         (i)  the right to declare all principal and interest
of the Note to be due and payable immediately, and upon any such declaration the same shall become, and shall be, immediately due and payable; and

                        (ii) any other right and legal or equitable remedy available to the holder under the laws of the State of Indiana.

         5.  COSTS OF COLLECTION.

         From and after maturity or the acceleration of the date full payment of this Note is due, all unpaid amounts owing hereunder shall bear interest at the rate of 8% per annum. The holder of this Note shall be entitled to recover all reasonable costs incurred in enforcing the terms of this Note or in collecting amounts due hereunder, including, but not limited to, reasonable attorneys' fees, costs and expenses.

         6.  GOVERNING LAW.

         This Note shall be deemed to be a contract made under the laws of the State of Indiana and shall be construed in accordance with such laws.

         IN WITNESS WHEREOF, First Community Bancshares, Inc. has caused this Note to be executed in its corporate name by the signature of its President, attested by the signature of its Secretary.


Dated:                                    FIRST COMMUNITY BANCSHARES, INC.
       ----------------------


                                          By:
                                             ---------------------------------
                                             Albert R. Jackson, III


                                                      "COMPANY"


ATTEST:


-----------------------------
Secretary

                                    EXHIBIT A
                                    ---------
                            Form of Conversion Notice
                            -------------------------

         To First Community Bancshares, Inc.:

         The undersigned owner of the accompanying Note hereby irrevocably exercises the option to convert such Note or portion thereof below designated into shares of Common Stock of First Community Bancshares, Inc. in accordance with the terms of such Note, and directs that the shares issuable and deliverable upon such conversion (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, (i) the undersigned will pay any transfer taxes payable with respect thereto, and (ii) this Notice is accompanied by the opinion of counsel required under the Note. FILL IN FOR REGISTRATION OF SHARES ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


---------------------------------------------
Name

---------------------------------------------
Address

---------------------------------------------
Please print name and address (including zip code number)

---------------------------------------------
Dated                           Signature


                        Please Insert Social Security or
                            Other Identifying Number

                            Portion to be converted
                              (if less than all):

                              $
                               ------------------